EXHIBIT 99.1

GenStar Therapeutics and Vascular Genetics Announce Completion of

Merger to Form Corautus Genetics

San Diego, California and Atlanta, Georgia—February 6, 2003

GenStar Therapeutics Corporation and Vascular Genetics Inc. (VGI) today jointly announced the completion of their merger to form Corautus Genetics Inc., effective as of February 5, 2003. The new combined company will trade on AMEX under the symbol CAQ starting at noon on February 7, 2003. The stockholders of GenStar approved the issuance of common stock in the merger and all other resolutions presented for a vote at GenStar’s annual meeting of stockholders held on February 4, 2003. Corautus Genetics was created to capitalize on the complementary strengths of GenStar and VGI to accelerate the development of a later stage genetic therapy for cardiovascular disease. The focus of the company’s efforts will be the clinical development of gene therapy products using Vascular Endothelial Growth Factor 2 (VEGF-2), a vascular growth factor gene.

For further information, contact Richard E. Otto, Chief Executive Officer of Corautus Genetics, Inc., (858) 678-0000.